POWER OF ATTORNEY

The undersigned Board member of the Funds listed on Attachment A hereby constitutes and appoints James Bitetto, Sonalee Cross, Deirdre Cunnane, Sarah S. Kelleher, Bennett A. MacDougall, Jeff S. Prusnofsky, Peter Sullivan and Natalya Zelensky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the person whose signature appears below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the person whose signature appears below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Andrew J. Donohue Andrew J. Donohue Board Member	July 25, 2019

STATE OF NEW YORK ) ) ss COUNTY OF NEW YORK )

On July 25, 2019 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.
/s/ Loretta Johnston Notary Public

ATTACHMENT A

BNY Mellon Investment Funds I
-BNY Mellon Diversified Emerging Markets Fund

-BNY Mellon Global Fixed Income Fund

-BNY Mellon International Equity Fund

-BNY Mellon Small Cap Growth Fund

-BNY Mellon Small Cap Value Fund

-BNY Mellon Small/Mid Cap Growth Fund

-BNY Mellon Tax Sensitive Total Return Bond Fund

BNY Mellon Investment Funds II, Inc.

-BNY Mellon Alternative Diversifier Strategies Fund

-BNY Mellon Global Emerging Markets Fund

-BNY Mellon Yield Enhancement Strategy Fund

BNY Mellon Investment Funds III

-BNY Mellon Equity Income Fund

-BNY Mellon Global Equity Income Fund

-BNY Mellon High Yield Fund

-BNY Mellon International Bond Fund

BNY Mellon Investment Funds IV, Inc.

-BNY Mellon Bond Market Index Fund

-BNY Mellon Disciplined Stock Fund

-BNY Mellon Floating Rate Income Fund

-BNY Mellon Institutional S&P 500 Stock Index Fund

-BNY Mellon Tax Managed Growth Fund

-General Treasury and Agency Money Market Fund